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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 14, 1996, (except with respect to the matter discussed in Note 16, as to which the date is October 17,
1996) and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

February 10, 1997